Exhibit 10.1
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
by and between
OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP,
a Kansas limited partnership
( “Seller”)
and
STEADFAST ASSET HOLDINGS, INC.,
a California corporation
(“Buyer”)

EXHIBITS

Exhibit “A”	Real Property Description

Exhibit “B”	Personal Property Description

Exhibit “C”	Due Diligence Documents

Exhibit “D”	Form of Deed

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Exhibit “E”	Form of Assignment of Leases

Exhibit “F”	Form of Bill of Sale and General Assignment

Exhibit “G”	Form of Non-Foreign Certificate

Exhibit “H”	Form of Tenant Notice
SCHEDULES

Schedule 1	Leases

Schedule 2	Contracts

Schedule 3	Approvals

Schedule 4	Regulatory Agreements

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PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 3rd day of May, 2011, by and between OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
RECITALS:
     A. Seller is the fee owner of that certain land with a multi-family housing project consisting of two hundred twenty (220) apartment units situated thereon, and which is located at 16700 West 127th Street, Olathe, Kansas, and more particularly described in Exhibit “A” attached hereto (together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land, the “Real Property”).
     B. Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such real, personal, and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:
     1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):
          1.1 The Real Property;
          1.2 All easements, licenses, interests, rights, and privileges appurtenant to the Real Property, including, without limitation, all water and water rights;
          1.3 All equipment, tools, machinery, materials, supplies and other tangible personal property owned by Seller and located on or used exclusively in connection with or arising out of the ownership of the Real Property as of the date hereof, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”);
          1.4 All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively, “Leases”) (the Leases in effect on the date of this Agreement are identified on Schedule 1 attached hereto);

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          1.5 Subject to Section 7.6 below, all maintenance, supply or other contracts relating to the operation of the Property in effect as of the date hereof, which are identified on Schedule 2 attached hereto (collectively, “Contracts”);
          1.6 All approvals, plans, studies and surveys relating to the Property in Seller’s possession or available to Seller, which are identified on Schedule 3 attached hereto (collectively, “Approvals”); and
          1.7 All entitlements and intangible personal property in connection with or exclusively arising out of the ownership of the Real Property, including, without limitation, all licenses, permits and certificates of occupancy for the Real Property and trade names and logos (collectively, “Intangible Property”).
     2. PURCHASE PRICE. The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be ELEVEN MILLION THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($11,350,000.00), payable all in cash.
     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:
          3.1 Deposit. As part of the Opening of Escrow (as defined below), Buyer shall deliver to First American Title Insurance Company (“Escrow Holder”), which has an address of First American Title Insurance Company, 5 First American Way, Santa Ana, California 92707, Attn: Kristen A. Hueter, the sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) (“Deposit”) in immediately available funds as a good faith deposit. The Deposit shall be in the form of wire transfer, cash or certified or bank cashier’s check. Escrow Holder shall place the Deposit in an interest-bearing account. All interest earned on the Deposit shall be included within the meaning of the term “Deposit” in this Agreement. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Deposit shall be returned to Buyer if Escrow fails to close due to (i) Seller’s breach of this Agreement, (ii) the failure of a Buyer condition to close, or (iii) a casualty or condemnation event as described in Section 13 below.
          3.2 Remainder of Purchase Price. Before Close of Escrow, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement.
          3.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES FOR ANY REASON BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE

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CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT.
          3.4 Indemnity. Notwithstanding any other provisions above, in the event of any damage or claim arising from Buyer’s or its agent’s access to and/or inspections, surveys, tests or any other entry upon the Property, Buyer shall, except to the extent arising from Seller’s negligence or willful misconduct, indemnify Seller and fully repair and discharge any such claims, damages, liens or actions.
          SELLER’S INITIALS:      JU      BUYER’S INITIALS:      DD
     4. BUYER’S REMEDIES. SELLER AND BUYER AGREE THAT IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE SELLER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT OR IF SELLER OTHERWISE FAILS TO SATISFY ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER MAY (I) DEMAND THE RETURN OF THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON, WHICH DEMAND SHALL OPERATE TO TERMINATE THIS AGREEMENT IF NOT ALREADY TERMINATED, (II) COMPEL SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT, AND/OR (III) IF SELLER INTENTIONALLY CONVEYS OR ENCUMBERS THE PROPERTY IN BREACH OF THIS AGREEMENT SUCH THAT SPECIFIC PERFORMANCE WOULD NO LONGER BE AN EFFECTIVE REMEDY, BUYER MAY PURSUE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY, INCLUDING A CLAIM FOR DAMAGES.
          SELLER’S INITIALS:      JU      BUYER’S INITIALS:      DD
     5. ESCROW INSTRUCTIONS.
          5.1 Opening of Escrow. Within five (5) business days after the mutual execution of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof. This Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof. The date as of which Escrow Holder shall have received (i) the Deposit and (ii) executed counterparts of this Agreement from both Seller and Buyer shall constitute the “Opening of Escrow.” Escrow Holder shall email both parties and thereafter shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 18 of this Agreement. This Agreement shall automatically terminate in the event Escrow

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Holder has not received the Deposit within three (3) business days after mutual execution of this Agreement without requirement for any notice or further action.
          5.2 Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
               5.2.1 All contingencies and conditions to Buyer’s obligation to close Escrow described in Sections 7 and 22.1 below have either been satisfied or waived in writing by Buyer.
               5.2.2 All funds and instruments described in Sections 3 and 11 have been delivered to Escrow Holder.
               5.2.3 The title department of Escrow Holder, which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Kristen A. Hueter, shall have irrevocably committed to Buyer in writing to issue an ALTA extended owner’s policy of title insurance, in form and content acceptable to Buyer in its sole and absolute discretion, insuring Buyer’s title to the Real Property in an amount equal to the Purchase Price (“Title Policy”).
               5.2.4 Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.
          Any condition not otherwise satisfied or waived as of the Closing shall be deemed fully satisfied or waived by the party for whose benefit the condition had been included.
          5.3 Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 5.2 above, Escrow Holder shall transfer the Property as follows:
               5.3.1 Cause the Deed (as such term is hereinafter defined) to be recorded in the Register of Deeds Office of Johnson County, Kansas (“Official Records”);
               5.3.2 Deliver to the parties entitled thereto the other closing documents;
               5.3.3 Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property to Seller pursuant to instructions to be delivered by Seller to Escrow Holder, less the amount of all items, costs and prorations chargeable to the account of Seller; and
               5.3.4 Disburse the remaining balance of the funds deposited by Buyer to Buyer upon the Close of Escrow pursuant to instructions to be delivered by Buyer to Escrow Holder after all costs payable by Buyer pursuant to this Agreement have been deducted.
     6. CLOSING.
          6.1 Generally. Escrow shall close upon receipt of the Purchase Price (net of any adjustments and disbursements herein) by Seller in accordance with the provisions of this

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Agreement and either (a) recordation of the Deed or (b) confirmation in writing by Escrow Holder that it is in possession of the Deed in a form acceptable for recording in the Official Records and that Escrow Holder has irrevocably committed to Buyer to issue the Title Policy (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”). The Close of Escrow shall occur no later than the date that is thirty (30) days after the expiration of the Due Diligence Period (“Initial Scheduled Closing Date”) at the office of Escrow Holder, unless otherwise extended (i) by operation of Sections 7.2, 13 or 22.2 below, (ii) by Buyer pursuant to Section 6.2 below, or (iii) by written agreement between Buyer and Seller; provided, however, that at Buyer’s sole election, the Close of Escrow shall in all events occur on or before June 30, 2011.
          6.2 Extension Option. Notwithstanding Section 6.1 above, Buyer shall have the option (“Extension Option”) to extend the Initial Scheduled Closing Date for an additional thirty (30) days (“Rescheduled Closing Date”), in Buyer’s sole and absolute discretion, by doing the following prior to the Initial Scheduled Closing Date: (a) providing written notice to Seller and Escrow Holder of such election prior to the Initial Scheduled Closing Date and (b) delivering an additional deposit of TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00) (“Additional Deposit”) to Escrow Holder, who shall immediately release such Additional Deposit to Seller, which shall act as consideration to Seller for such extension and shall not be refundable to Buyer except and unless Seller thereafter breaches this Agreement. The Additional Deposit shall be applied towards the Purchase Price upon Closing.
     7. BUYER’S REVIEW.
          7.1 Delivery of Documents. Within three (3) days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer the following documents pertaining to the Property that have been prepared by, for or at the request of Seller and that are in the possession of or available to Seller, (i) the documents listed on Exhibit “C” attached hereto; (ii) copies of the Leases, Contracts and Approvals; (iii) copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property; (iv) copies of all reports, studies, investigations, or appraisals and documents concerning the design or construction, or condition of the Real Property or any of the buildings, structures, improvements, machinery, fixtures or equipment included in the Real Property, or any system, element or component thereof, or any past or present Release (as hereinafter defined) or threatened Release of any Hazardous Substances (as hereinafter defined) in, on, under or within the Real Property or any other real property in the vicinity of the Real Property, or the compliance of the Real Property with Environmental Laws (as hereinafter defined); and (v) copies of all environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property.
          As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and

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Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and any chemical that is listed in any governmental law, publication or regulation as having been determined to cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.
          7.2 Access. Upon the execution of this Agreement, Seller shall allow Buyer or Buyer’s agents or representatives access to the Property for purposes of any non-intrusive physical or environmental inspection of the Property and, to the extent copies are not provided to Buyer by Seller, review and copying of Seller’s books and records relating to the Property and any of the documents described in Section 7.1 above, and other matters necessary in the reasonable discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall not contact any tenant or occupant of the Property without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed.
          7.3 Title and Survey.
               7.3.1 Within three (3) days after the Opening of Escrow, Seller shall obtain (at its sole cost and expense) and have delivered to Buyer a preliminary report of title prepared by the title department of Escrow Holder regarding the Property (“Title Commitment”). Buyer shall have thirty (30) days following its receipt of the Title Commitment and any survey provided to Buyer pursuant to Section 7.3.2 below (“Title Objection Period”) in which to notify Seller in writing of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Seller may make reasonable efforts to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) within fifteen (15) days following Seller’s receipt of the Title Objection Notice (“Seller’s Cure Period”). In the event Seller is unable or unwilling to remedy or cause the removal of any Objections (or agrees irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, within ten (10) days after the expiration of Seller’s Cure Period, shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller’s Cure Period, as applicable,

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from a supplemental title report, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 7.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer’s Title Objection Period and Seller’s Cure Period for any New Title Matters shall be five (5) business days each. Close of Escrow shall be delayed as needed to accommodate such additional time periods.
               7.3.2 Within three (3) days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property as necessary in order for the title department of Escrow Holder to delete the survey exception from title or to otherwise satisfy Buyer’s objectives.
          7.4 Buyer’s Due Diligence. Subject to Section 22 below, Buyer shall have until the expiration of the Due Diligence Period (as defined below) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. As used in this Agreement, the term “Due Diligence Period” shall mean the period commencing on the later to occur of (i) Buyer’s receipt of an accurate notice from Seller that Seller has provided all of the documents described in Section 7.1 above, or (ii) the Opening of Escrow, and ending thirty (30) days thereafter. If, during the Due Diligence Period, Buyer determines that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement.
          7.5 Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 7.3 or 7.4 above, this Agreement shall terminate as of the date the termination notice is given by Buyer.
          7.6 Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the assumable Contracts Buyer elects to assume at Closing, in Buyer’s sole and absolute discretion. Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Buyer, both before and after Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name. Seller’s obligations under this Section 7.6 shall survive the Close of Escrow.
          7.7 Property “As-Is”. Buyer agrees that the Property is purchased by Buyer on an “AS-IS” basis without representations, warranties or guarantees made by Seller except for Seller’s covenants, representations, and warranties set forth in this Agreement.

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     8. REPRESENTATIONS AND WARRANTIES.
          8.1 Seller’s Representations and Warranties. The representations, warranties and covenants of Seller in this Section 8.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations, warranties and covenants of Seller. Such representations, warranties and covenants shall survive the Closing. Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing as follows:
               8.1.1 Seller is a limited partnership (i) duly organized and validly existing and in good standing under the laws of the State of Kansas, and (ii) duly qualified to do business and is in good standing in the State of Kansas. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
               8.1.2 All of the Personal Property is described in Exhibit “B” attached hereto is an accurate and complete list of all tangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. All of the Personal Property is located at the Real Property. Seller has good title to the Personal Property and Intangible Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever except as noted in the title commitment.
               8.1.3 All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases or noted on Schedule 1 attached hereto. All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. All of the Approvals are described in Schedule 3 attached hereto, which is an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property in the possession of or available to Seller. Except as disclosed on the Title Commitment, Seller has good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever. All of the copies of the documents delivered to Buyer pursuant to Section 7.1 above are accurate and complete copies of all originals of the documents described in Section 7.1 above and Seller has no knowledge of any material change or deviation from the descriptions contained therein.
               8.1.4 All information concerning the Leases is accurate and complete. The Leases are in full force and effect and the full current rent is accruing thereunder. The Leases have not been amended or modified except as disclosed in writing to Buyer. No monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been

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paid except as otherwise disclosed in writing to Buyer. No tenant under the Leases is entitled to interest on any security deposit. Except as disclosed to Buyer in a written report to be provided to Buyer three (3) days before the end of the Due Diligence Period and three (3) days before the Close of Escrow, the tenants have accepted possession of their respective premises under the Leases and all improvements and construction required to be performed by the landlord under the Leases have been completed. Except as disclosed to Buyer in a written report to be provided to Buyer three (3) days before the end of the Due Diligence Period and three (3) days before the Close of Escrow, Seller has no knowledge of any: (i) existing breach or default by the landlord or by any tenant under the Leases and the tenants have no known defenses, claims or demands against the landlord, under the Leases or otherwise, which can be offset against rents or other charges due or to become due under the Leases; (ii) no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases; (iii) Seller has received no notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases; (iv) no money is owed to any tenant for improvements or otherwise under the Leases and no improvement, moving, relocation or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases; (v) there are no leasing commissions or other commissions, fees or compensation presently owed or which will become due and payable with respect to any of the Leases or which could become due and payable in the future upon the exercise of any right or option contained in any of the Leases; and (vi) Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder.
               8.1.5 The Real Property has at all times been managed, operated, maintained and repaired by Seller in accordance with sound property management practice. To Seller’s knowledge, (i) there are no defects or deficiencies in the design, construction, fabrication, manufacture or installation of the Real Property or any part thereof or any system, element or component thereof; (ii) all systems, elements and components of the Property (including all machinery, fixtures and equipment, the roof, foundation and structural elements, and the elevator, mechanical, electrical and life safety systems) are in good working order and repair and sound operating condition; (iii) Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof; (iv) the Real Property and every part thereof and the use and occupancy of the Real Property are in substantial compliance with all applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, and similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Real Property. Seller has received no notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction. The Approvals have been duly and validly issued, are in full force and effect, and are all of the known certificates, permits, licenses and approvals that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied. Seller has fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals.
               8.1.6 Seller has no knowledge of any violation of Environmental Laws

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applicable to the Real Property or any nearby real property, and there is no known present Release or threatened Release of any Hazardous Substances in, on or under the Real Property. Seller has never used the Real Property or any part thereof, and, to Seller’s knowledge, has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances except in accordance with Environmental Laws except for small quantities of Hazardous Substances contained in common household consumer products. No underground storage tanks of any kind are located in the Real Property. To Seller’s knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither Seller nor, to Seller’s knowledge, any person using or occupying any portion of the Real Property, is in violation of any Environmental Laws. Seller has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, Seller is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect. No claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or is being threatened by any person.
               8.1.7 Except as disclosed in writing to Buyer, Seller has no knowledge of any litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or threatened against or involving Seller relating to the Real Property or any part thereof and is not aware of any valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. Seller has no knowledge of any general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation or eminent domain action or proceeding of any kind pending or threatened with respect to the Real Property or any part thereof. Except as disclosed in writing to Buyer, there is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. No supplemental real property taxes have been or, to Seller’s knowledge, will be levied against or assessed with respect to the Real Property or any part thereof based on any change in ownership or new construction or other event or occurrence relating to the Real Property before the date of this Agreement, except any such supplemental real property taxes as have been paid in full and discharged; provided, however, that the property taxes payable for the Real Property may increase as the result of the filing of the Kansas Real Estate Sales Validation Questionnaire with the Tax Appraiser for Johnson County, Kansas.
               8.1.8 All water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or, to Seller’s knowledge, reasonably necessary or proper and usual for the use and occupancy of the Real Property are installed to the boundary lines of the Real Property and are connected with valid permits, and, to Seller’s knowledge, are adequate to service the Real Property and to allow full compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been fully paid.

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               8.1.9 Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
               8.1.10 No withholding of tax or reporting will be required with respect to the sale of the Property by Seller.
               8.1.11 Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
               8.1.12 Except for Marcus & Millichap, Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.
               8.1.13 All recorded liens affecting the Property will be satisfied at the Close of Escrow.
               8.1.14 Neither Seller nor, to Seller’s knowledge, any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transaction contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transaction contemplated herein, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
               8.1.15 Neither Seller nor, to Seller’s knowledge, any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.
               8.1.16 To Seller’s knowledge, no structures, improvements, machinery, signage, fixtures or equipment that constitute a portion of the Real Property encroach into or onto any property located adjacent to the Real Property.
               8.1.17 Seller acquired, developed, owned and operated the Property as a project intended to generate tax credits (“Tax Credits”), including, without limitation, low-

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income housing tax credits under Section 42 of the Code and the Treasury Regulations promulgated thereunder (collectively, “Section 42”). However, the only regulatory and other agreements to which the Property is subject relating to Tax Credits, Section 42, and income, rent, and other affordable housing restrictions are those listed on attached Schedule 4 (collectively referred to as the “Regulatory Agreements”).
          8.2 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:
               8.2.1 Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.
               8.2.2 Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.
               8.2.3 None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by law or that the transaction contemplated herein or this Agreement is or will be in violation of law.
     9. COVENANTS.
          9.1 Seller. Seller covenants and agrees with Buyer as follows:
               9.1.1 Between the date of this Agreement and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect except in the ordinary course of business as to tenant occupancy agreements and consistent with Seller’s current leasing practices (including, without limitation, with respect to current rental rates and rental inducements, if any). Between the date of this Agreement and the Closing Date, Seller shall not consent to any assignment or sublease requested by any tenant under any of the Leases without prior notice to Buyer and then only to the extent consistent with Seller’s current leasing practices. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with past property management practices (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the date of this Agreement), maintain the Real Property and the Personal Property and every part thereof in a manner and frequency consistent with past practices, comply with the Approvals and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property, maintain the Leases, the Contracts and the Approvals in force, immediately give Buyer copies of all notices received by Seller asserting any breach or default under the Leases or the Contracts or any violation of the Approvals or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform

12

when due all of Seller’s obligations under the Leases, the Contracts and the Approvals in accordance with the Leases, the Contracts and the Approvals and all applicable laws. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement except those to be released at Closing; (ii) initiate or consent to, approve or otherwise take any action with respect to a change in zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller; (iv) fail to keep current and free from default any and all secured financing against the Real Property; or (v) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property consistent with existing policies.
               9.1.2 Between the date of this Agreement and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or authorize any person using or occupying the Real Property or any part thereof to do any of the foregoing except as to those items typically used in the operation of the Property in compliance with Environmental Laws. Between the date of this Agreement and the Closing Date, Seller shall comply, and shall continue to cause, consistent with existing practices, all persons using or occupying the Real Property or any part thereof to comply, with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Between the date of this Agreement and the Closing Date, Seller shall maintain all existing permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) which is in violation of Environmental Laws or that any other violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.
               9.1.3 All representations and warranties made by Seller in Section 8.1 above shall survive the Closing for a period of two hundred seventy (270) days. Seller shall use its best efforts, in good faith and with diligence, to cause all of the representations and warranties

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made by Seller in Section 8.1 above to be true and correct on and as of the Closing Date. Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 8.1 above was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such representation or warranty.
               9.1.4 Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, the Contracts or the Approvals before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under the Leases, the Contracts or the Approvals that occurs before the Closing Date, or any personal injury or property damage occurring in, on or about the Real Property before the Closing Date.
               9.1.5 Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from misrepresentation by Seller regarding any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property that existed or occurred before the Closing Date. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, attorneys’ fees and disbursements, and other response costs.
               9.1.6 Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Real Property, the Leases, the Personal Property, the Contracts or the Approvals, or any part thereof or interest therein except as done in the normal course of business and, to the extent applicable, consistent with the requirements of Section 9.1.1 above.
               9.1.7 Seller shall pay all commissions, fees and expenses due to Marcus & Millichap, in respect of the sale of the Property to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby. Buyer has not dealt with any brokers, agents or other representatives in respect to the purchase of the Property except Marcus & Millichap. Buyer agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage, finders or other agents claiming any compensation as a result of the acquisition of the property other than Marcus & Millichap.
               9.1.8 Buyer shall have no obligations or liabilities to Seller, whether to indemnify, perform covenants, or to pay any damages, costs, or expenses, with respect to any noncompliance with any Regulatory Agreement, Section 42, or any other laws relating to the Tax Credits (“Noncompliance”) except as to those ongoing obligations, duties and

14

responsibilities to comply set forth or referenced in recorded instruments. Buyer shall promptly notify Seller of any Noncompliance occurring before Close of Escrow of which Buyer becomes aware. Notwithstanding anything to the contrary set forth herein, Buyer agrees to allow Seller to have access to the Property and the Property files and to communicate directly with the tenants and other appropriate persons as reasonably required to undertake any corrective action Seller determines is reasonably necessary to remedy any Noncompliance occurring before Close of Escrow or to mitigate Seller’s liability with respect thereto, all of which shall be at Seller’s sole cost and expense, without any right of reimbursement from Buyer.
               9.1.9 Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Kansas during the period commencing on the date of this Agreement and ending on the date that is twelve (12) full calendar months after the Closing Date; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the later to occur of (a) the date that is thirteen (13) full calendar months after the Closing Date, or (b) the date such claim has been satisfactorily resolved in Buyer’s reasonable discretion.
          The indemnification obligations of Seller set forth in this Section 9.1 shall survive the Closing for a period of two hundred seventy (270) days. Buyer shall notify Seller of any claims within sixty (60) days after Buyer discovers or becomes aware of any claim for breach of Seller’s obligations hereunder.
          9.2 Buyer. Buyer covenants and agrees with Seller as follows:
               9.2.1 All representations and warranties made by Buyer in Section 8.2 above shall survive the Closing. Buyer shall use its best reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 8.2 above to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 8.2 above was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty.
               9.2.2 Subject to Seller’s representations, warranties and covenants set forth in Section 8.1 above, Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases or the Contracts arising or accruing on or after the Closing Date and during Buyer’s ownership of the Property or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Leases or the Contracts that occurs on or after the Closing Date and during Buyer’s ownership of the Property.

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     10. ADJUSTMENTS AND PRORATIONS.
          10.1 Generally. All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, laundry income, parking income, furniture rental, charges for utilities, including water, sewer, gas and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this Section 10.1 shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Property, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.
          10.2 Rental Income. Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Closing Date. Non-delinquent rents shall be prorated to the Closing Date. Rents delinquent as of the Closing Date, but collected later, shall be prorated as of the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty-one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing.
          10.3 Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Close of Escrow are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed.
     11. CLOSING DOCUMENTS
          11.1 Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following documents:
               11.1.1 Deed. A special warranty deed with respect to the Property in the form of attached Exhibit “D” (the “Deed”);

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               11.1.2 Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“Assignment of Leases”);
               11.1.3 Bill of Sale. A bill of sale and general assignment in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and Intangible Property;
               11.1.4 Non-Foreign Certificate. A certification that Seller is not a non-resident aliens (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”; and
               11.1.5 Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”, as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law.
          11.2 Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the General Assignment.
          11.3 Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request.
          11.4 Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 11 shall hereinafter be referred to as “Closing Documents”.
     12. COSTS. Seller shall pay all real estate transfer taxes, the cost of all documentary stamps and the cost of a standard ALTA Owner’s Policy of Title Insurance and any endorsements to the title policy (to the extent that such endorsements are necessary to cure any Title Objections). Buyer shall pay the incremental cost for extended ALTA title insurance coverage, if desired, and the cost of any endorsements to the title policy (if requested by Buyer). Seller and Buyer shall each pay one-half (1/2) of (i) Escrow Holder’s escrow fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), (ii) all recording fees for the deed, and (iii) other closing costs not related to any financing obtained by Buyer. Each party shall pay its own attorney’s fees.
     13. CASUALTY OR CONDEMNATION. If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, as reasonably determined by Buyer, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property, as reasonably determined by Buyer, Buyer shall have the right, by giving notice to Seller within twenty (20) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which

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event this Agreement shall automatically terminate. If, before the Closing Date, (a) the improvements on the Real Property are damaged by any casualty, but not in a material manner, (b) proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or (c) Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable: (1) the full repair and restoration cost, as reasonably agreed upon by Buyer and Seller, shall be a credit to Buyer against the total Purchase Price for the Property, or (2) the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings. Buyer shall have a period of twenty (20) days after Seller has given the notice to Buyer required by this Section 13 to make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 13 and the period of twenty (20) days described in this Section 13 has expired.
     14. ATTORNEYS’ FEES. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
     15. ASSIGNMENT. Buyer shall have the right, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to any person or entity designated by Buyer in such notice.
     16. WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.
     17. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Kansas.
     18. NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent (a) by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or (b) by personal delivery, in which case notice shall be deemed given on the date received, or (c) by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or (d) by fax or electronic mail (e-mail) (with, in either case, a copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	Olathe Housing Associates Limited Partnership 16700 W. 127th St. Olathe, Kansas 66062 Attn: Staci Wedermyer

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Fax No.: (913) 764-0636 Telephone No.: (913) 764-3250 E-Mail: SWedermyer@mrvcompanies.com

With a copy to:	Olathe Housing Associates Limited Partnership
3501 SW Fairlawn Road, Suite 200
Topeka, Kansas 66614
Attn: Jeff Ungerer or Heather Martinez
Fax No.: (785) 272-1796
Telephone No.: (785) 272-1398
E-Mail: JUngerer@mrvcompanies.com
E-Mail: HMartinez@mrvcompanies.com

To Buyer:	Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, California 92612
Attn: Ana Marie del Rio, Esq.
Fax No.: (949) 852-0143
Telephone No.: (949) 852-0700
E-Mail: adelrio@SteadfastCompanies.com

With a copy to:	Garrett DeFrenza Stiepel LLP
695 Town Center Drive, Suite 500
Costa Mesa, California 92626
Attn: Marcello F. De Frenza, Esq.
Fax No.: (714) 384-4320
Telephone No.: (714) 384-4300
E-Mail: mdefrenza@gdslaw.net
     19. ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.
     20. COUNTERPARTS; COPIES. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
     21. AUTHORITY. The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.
     22. RECORD ACCESS AND RETENTION.

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          22.1 Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession of or available to Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority in Seller’s possession of or available to Seller. Seller’s obligation to maintain its records for use under this Section 22.1 shall be an on-going condition to Closing for Buyer’s benefit until Close of Escrow. Seller shall maintain its records for use under this Section 22.1 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing.
          22.2 If Seller fails to make available to Buyer records or other information in Seller’s possession of or available to Seller as required pursuant to Section 22.1 above within two (2) business days after Buyer’s request for the same, the Due Diligence Period shall be extended one (1) day for each day such records or other information is not made available to Buyer. If the Due Diligence Period is extended by virtue of the foregoing such that the Closing Date will occur less than ten (10) days after the expiration of the extended Due Diligence Period, the Closing Date shall be automatically extended to the date that is ten (10) days after the expiration of such extended Due Diligence Period.
As provided above, Seller’s obligations under this Section 22 shall be ongoing through and after the Closing Date and shall constitute a condition to Closing for Buyer’s benefit until Close of Escrow.
     23. CONTRACT CONSIDERATION. Buyer shall deliver to Escrow Holder, in addition to and concurrently with Buyer’s delivery to Escrow Holder of the Deposit, the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (“Independent Contract Consideration”). Escrow Holder shall deliver the Independent Contract Consideration to Seller immediately following receipt from Buyer without the need for further instruction from the parties. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligations to deliver the Independent Contract Consideration to Seller and the Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution, delivery and obligations under this Agreement, including without limitation, Buyer’s right to inspect and purchase the Property

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     pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

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Seller Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions dated
May 3, 2011 between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.
SELLER:
OLATHE HOUSING ASSOCIATES LIMITED
PARTNERSHIP, a Kansas limited partnership
By:	MRV, Inc., its General Partner

By:	/s/ Jeffrey L. Ungerer
Name: Jeffrey L. Ungerer
Its: CFO/VP

STATE OF Kansas	)
)ss.
COUNTY OF Shawnee	)
On May 2, 2011 , before me, Janet Scheidegger , a Notary Public personally appeared Jeffrey L. Ungerer , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Kansas that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ Janet L. Scheidegger
Notary Public	(SEAL)

Buyer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions dated May
3, 2011 between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.
BUYER:
STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Dinesh Davar
	Name:	Dinish Davar
Its: Chief Financial Officer

STATE OF California	)
)ss.
COUNTY OF Orange	)
On May 4, 2011 , before me, Debra A. Parks , a Notary Public personally appeared Dinesh Davar, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ Debra Parks
Notary Public	(SEAL)

Escrow Officer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions
dated May 3, 2011 between Olathe Housing Associates Limited Partnership and Steadfast Asset Holdings, Inc.
THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF MAY 4, 2011, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.

FIRST AMERICAN TITLE INSURANCE COMPANY
By:	/s/ Jeanne Gould
Jeanne Gould, Escrow Officer

EXHIBIT “A”
Description of Real Property
Lot 3, DELMAR GARDENS, a subdivision in the City of Olathe, Johnson County, Kansas, according to the recorded plat thereof LESS that portion thereof dedicated and taken for street and road purposes.
EXHIBIT “A”

EXHIBIT “B”
Personal Property Description

Exhibit B

PERSONAL PROPERTY INVENTORY

Property/Phase:	Clarion Park

Address:	16700 W. 127th Street, Olathe, KS	Date Inventoried:	04/18/2011

QUANTITY	ITEMS
1	Black 4 shelf unit
1	Black printer stand with drawer
1	Desk
2	Desk with extensions
4	Arm chairs
6	Side chairs
1	Round table
1	Metal and glass shelf
3	Four drawer lateral files
1	Cannon Imagerunner 2022i and stand
1	Fellowes paper shredder
1	Paper cutter
2	Low back office chairs with arms
3	Office chairs without arms
1	High back office chair with arms
1	Four shelf metal rack
1	Ewave microwave
1	Roper refrigerator
1	Dirt Devil vacuum
1	Dirt Devil Stick Vac
1	HP 1320n printer
1	Advueu monitor
1	HP L1710 monitor
1	CPU
1	Compaq tower
1	HP AMD Tower
1	HP L1908 widescreen monitor
1	Panasonic KX-T7720 Phone system with 5 phones
1	Ultatec TTY machine

Exhibit B

Clarion Park Tool Inventory
April 2011

Quantity	Item	Serial Number
1	Husky Air Compressor “Easy Air” model 1000	2365067603
1	UEI co meter
1	Metal portable ramp
1	Emerson Stinger Wet Vac. 2.5 gallon model wd 20250
1	Toilet Augers
1	3.5 Gallon Ace Hardware Weed Sprayer
2	Plungers
2	Liter grabbers
2	Make Ready Totes
3	Caulk Guns
1	Yellow Jacket Freon Scale	02080086
1	Yellow Jacket A/C Gauges
1	Wire Brush
1	18” Bolt Cutters
1	24” Bow Saw
1	8” square asphalt stamper
4	Round Point Shovels
2	Square Point Spades
1	Post Hole Digger
2	Snow Shovels
2	Large Push Brooms
2	Broom Rakes
4	Rakes
1	Hoe
2	Brooms
2	Wisk Brooms
2	Red Upright Dust Pans
1	Milwaukee Appliance Dolly model 40710
1	Wheel Barrow
3	Small Plastic Gas Cans
1	Gutter Crimp Tool
1	Ryobi Backpack Blower Model RY08570	KXJ01-01
1	Scotts Seeder/Spreader
1	Werner Fiberglass Step Ladder 6’
1	6’ Aluminum Step Ladder
1	40’ Werner Aluminum Extension Ladder
3	Space Heaters
1	4 ft Aluminum step ladder
1	20’ Extension Ladder P/N 514416
1	Mars Top Gun Freon Leak Detector Model 25370	SA9717
1	Power Fast Stapler Model 32003	E13358B
1	Torch w/ Disposable Cylinder Model 1500	Beanzomatic

Exhibit B

1	Black & Decker Quick Finish Sander	9512-F
1	Ryobi Belt Sander	084446 0325 BE318
1	Plastic Garden Cart
1	Weedeater Excalibur Trimmer 22”	03042040577-3
1	Screening Table
1	Honda 5.5 Power Washer Model PCV 2250	2251044044
1	Flo master sprayer
1	Refrigerator Coil Brush
2	Medium Size Push Broom
1	24” Limb Pruner
1	Fin Tool (for A-Coil cleaning)
1	Porter Cable 18 GA Brad Nailer Model BN200A
1	Porter Cable 18 GA Brad Nailer Model BN125A	632660B4092
1	Emerson Microware Model MW8625W	620454B3073
1	Whirlpool 3 cu. Refrigerator	351358500
1	Irwin 18” Quick Grip Clamp
1	Husky Long quick quip clamp
1	First Aid Kits
1	High Pressure Drain Gun
1	Drain Drill Cleaner attachment
1	Long Handle A Coil Comb (Blue)
1	Small shop vac for office
1	Long Handle Rachett
1	Miter Box, yellow plastic
1	Hand Pruner
1	Tin snips
1	Hand shearer
1	Bissel Upright Vacuum
1	Hoover canister vac
1	Key machine
1	Ryobi Concrete Hammer Drill

EXHIBIT “C”
Due Diligence Documents

CONSTRUCTION / REHABILITATION
1	Plans & Specifications:
a. Most current civil, landscape, architectural, structural mechanical, electrical & fire protection plans.
2	Construction contracts
3	Current capital improvements and schedule over past 3 years & Capital Budget for next 3 years.
4	Warranties in effect (construction, roof, mechanical equipment, etc.)
5	Copies of all Licenses and Permits, including Business License (with expiration date & annual costs) and Building Permits (with placed in service date(s))
6	Certificate(s) of Occupancy
7	Tenant work in progress
8	Copies of all Governmental correspondence or notices pertaining to the property including but not limited to Building Code, Health Code, Zoning and Fire Code
9	Water intrusion log
10	Other

FINANCIAL
1	Monthly Operating Statements (YTD and 3-year historical; cash flow statements, income statements, balance sheets)
2	Operating Budget. (current year and/or next available)
3	Year-end Financial Statements, Audited if available (past 3 years)
4	Loan Documents (executed Notes, Deeds of Trust, etc.) — For loan assumptions only.
5	Property Tax Bills & Assessments for current and past 3-yrs (including special assessments or districts & appeals); any Notices of Delinquency
6	Tax Returns (past 3 years) — For company purchases only
7	Type of Accounting Software:
8	Utilities:
a. Utility Bills (current & past 12 months) — for any master-metered utility expenses & residential unit utilities paid by property
b. List of which utilities are paid by Resident & Owner
c. List of account numbers for any utility accounts
d. Schedule of meters and required deposits (gas, electric, telephone, water)
9	List of existing payables (current & past 30 days, with updates through closing)
10	Other

LIHTC
1	LIHTC/LURA Regulatory Agreement, Extended Use Agreement (with all amendments)
2	8609’s (for all prior years)
3	Outstanding, unresolved IRS Form 8823’s (if any)
4	Most recent Compliance Audit from the Housing Authority
5	Utility Allowance source information & breakdown chart (current)
6	Other:

MANAGEMENT/LEASING/OPERATIONS
1	Current Monthly Rent Rolls, YTD and for previous year (showing, square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require) — In Excel if possible
2	Security Deposit/Resident Ledgers
3	Market Rent Survey (if available, comparison of subject w/other properties)
EXHIBIT “C”

4	Occupancy History (by month, past 3 years)
5	Leases for all tenants and all available tenant correspondence files (including amendments/letters/agreements)
6	Form of Lease (with all addendums)
7	Schedule of leases under negotiation or leases out for signature.
8	Aged Delinquency Report (showing total rent outstanding) and status of all files placed for eviction or collection
9	Tenant contact sheet (name, address, phone number)
10	Copies of all operating & management service contracts, including but not limited to:
a. Laundry
b. Landscaping
c. HVAC
d. Janitorial Services
e. Security
f. Equipment Leases (such as copier, etc.)
g. Trash
h. Pest Control
i. Pool
j. Cable/TV (if none, please indicate in writing)
k. Advertising
l. Fire Extinguisher
m. Apartment Furniture Rental
n. Alarm Monitoring
o. Elevator
p. Phone
q. Property Management Agreement; indicate whether entity is related party for disclosure purposes
r. Other
11	Inventory of Personal Property and Supplies Inventory (on site)
12	Current Staff Information (employees, titles, hire dates, salary, unit information)
13	Current list of all vendors utilized at the property
14	Property Brochure
15	O&M Manuals
16	Other

PHYSICAL ITEMS
1	Site Plan & Elevations
2	Unit Floor Plans (w/sq. footage)
3	Property Information (including number of pools, spas, dumpsters (with size), year built)
4	Property Photos (including aerial photos if available)
5	Model Units, if any (apt. #, bedrooms, rent loss)
6	Building (# of bldgs., storage units, laundry rooms)
7	Parking (carport, garages, or open spaces & number of each type)
8	Insurance
a. Certificates
b. Copies of all insurance policies (last 3-yrs)
c. Loss runs (YTD and last 2-yrs)
d. Invoices & premium amount(s) for prior year
9	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
10	Other
EXHIBIT “C”

THIRD PARTY REPORTS
1	All existing reports, including, (but not limited to):
2	a. Soils or Geotechnical Report
3	b. Phase I Environmental Report
4	c. Property Condition Report
5	d. Lead-Based Paint Report
6	e. Mold Report
7	f. Asbestos Report
8	g. O & M Plan (if any)
9	h. Engineering study or inspection
10	i. Termite
11	j. Radon
12	k. Appraisal (if dated w/n 24 months)
13	l. Certified As-Built ALTA Survey
14	Other

TITLE AND OTHER
1	Title Insurance Commitment and all recorded documents referenced therein.
2	Zoning Report(s), Compliance Letters & Description (also any ordinances, amendments, special use permits, etc.)
3	Hazard Zone Designations & Maps: Flood, Wind, Hail, Tornado, other
4	Pending Litigation Information (if applicable)
5	Agreements, bonds affecting property (if any)
6	City or County Development Agreements (if any)
7	Condo/Association Documents (if applicable)
a. Articles of Incorporation
b. Bylaws
c. Declaration of Horizontal Regime
d. CC&Rs

CAPITAL SOURCE — SPECIFIC INFORMATION: REIT
1	REIT Property Services Questionnaire
2	2009 audited financial statement
3	2010 & YTD trial balance
4	2010 & YTD general ledger
5	2010 & YTD monthly rent rolls
6	2010 & YTD monthly bank statements and reconciliations
7	2010 & YTD real property tax invoices with check copies
8	2010 YTD insurance invoices with check copies
9	Access to reasonable number of 2010 & current YTD invoices to be selected by Auditors for review
10	2010 & YTD cash disbursement journal
11	Detail support for 2-mos payroll selections to include the inputs to the amounts — such as timecards, reimbursement calculations, agreements or contracts, etc., as necessary, to support and recalculate the payroll amounts in the financial statements.
EXHIBIT “C”

EXHIBIT “D”
Form of Deed
SPECIAL WARRANTY DEED

THE STATE OF	§

	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

     THAT __________________________, a _________ ____________, hereinafter called “Grantor,” for and in consideration of the sum of Ten and No/100 Dollars ($10.00), together with other good and valuable consideration to Grantor cash in hand paid by ______________, a _______ ____________, hereinafter called “Grantee,” whose address is ____________________________________________________, the receipt of which is hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto the said Grantee, the following described tract of land, such land being situated in ____________ County, _________, to-wit:
together with the improvements and fixtures located thereon and all permits, governmental approvals, utility rights, development rights and similar rights related thereto.
     This conveyance is made subject to matters described in Exhibit “B” attached hereto and incorporated herein for all purposes, but only to the extent same are in effect at this time and only to the extent that they relate to the hereinabove described property.
     TO HAVE AND TO HOLD the above described premises and the improvements thereon, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors and assigns forever, and Grantor does hereby bind himself, his heirs and assigns, to WARRANT AND FOREVER DEFEND, all and singular, the said premises unto the said Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise. Taxes for the current year have been prorated and are assumed by Grantee.
     EXECUTED this the ____ day of __________, 20___.

GRANTOR:

By:
(Name & Title)
EXHIBIT “D”

THE STATE OF	§

§
COUNTY OF	§

     This instrument was acknowledged before me on this the _____ day of ______, 20___, by _________________, ____________________ of __________, manager of ____________________, a _______ _______________, on behalf of such ___________________________.

NOTARY PUBLIC, STATE OF
EXHIBIT “D”

EXHIBIT “E”
Form of Assignment of Leases
ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the ____ day of ___________, 2011, by and between OLATHE HOUSING ASSOCIATES LP, a Kansas limited partnership (“Assignor”), and _________________________________, a(n)_________________________________(“Assignee”).
W I T N E S S E T H:
     For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
     1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
          a. All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Johnson, State of Kansas, more particularly described in Exhibit A attached hereto, and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Leases.
          b. To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).
          c. To the extent assignable, all right, title and interest of Assignor in and to those certain approvals, plans, studies and surveys set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”).
     2. This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of March __, 2011, between Assignor and Assignee, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.
EXHIBIT “E”

     3. Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof.
     4. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods prior to the date hereof.
     5. In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Kansas_____.
     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:		ASSIGNEE:

OLATHE HOUSING ASSOCIATES LIMITED		________________________________________________,
PARTNERSHIP, a Kansas limited partnership		__________________________________________________

By:	MRV, Inc.,	By:

	its General Partner	Name:

Its:

By:

Name:

Its:

Exhibit A            Leases
Exhibit B            Description of the Property
Exhibit C            Contracts
Exhibit D            Approvals
ACKNOWLEDGEMENTS ON NEXT PAGE
EXHIBIT “E”

STATE OF ___________________	)
	)	ss.
COUNTY OF _______________	)
On                                                                                               , before me,                                          , a Notary Public personally appeared                                                                                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Notary Public	(SEAL)

STATE OF ___________________	)
	)	ss.
COUNTY OF _______________	)
On                             , before me,                                                        , a Notary Public personally appeared                                                                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Notary Public	(SEAL)
EXHIBIT “E”

Exhibit A
Leases
[To be Attached]
EXHIBIT “E”

Exhibit B
Description of the Property
[To be Attached]
EXHIBIT “E”

Exhibit C
Contracts
[To be Attached]
EXHIBIT “E”

Exhibit D
Approvals
[To be Attached]
EXHIBIT “E”

EXHIBIT “F”
Form of Bill of Sale and General Assignment
BILL OF SALE AND GENERAL ASSIGNMENT
     Know all men by these presents, that OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to ________________________, a(n) ___________________ (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as 16700 West 127th Street, located in the City of Olathe, County of Johnson and State of Kansas (“Property”), and more particularly described on Exhibit A attached hereto, and (ii) intangible personal property in connection with or exclusively arising out of the ownership of the Property.
     IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and General Assignment as of the ____ day of ___________________, 2011.

OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership
By:	MRV, Inc.,
its General Partner

By:
Name:
Its:

STATE OF ___________________	)
	)	ss.
COUNTY OF _______________	)
On ____________________________________, before me, __________________________, a Notary Public personally appeared __________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Notary Public	(SEAL)
EXHIBIT “F”

Exhibit A
Legal Description
[To be Attached]
EXHIBIT “F”

EXHIBIT “G”
Form of Non-Foreign Certificate
CERTIFICATE OF NON-FOREIGN STATUS
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _______________________ , a(n)__________________ (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:
     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. Transferor’s U.S. employer identification number is _____________; and
     3. Transferor’s office address is __________________________________.
     Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
     Dated as of ____________________, 2011.

OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership
By:	MRV, Inc.,
its General Partner

By:
Name:
Its:

EXHIBIT “G”

STATE OF ___________________ )
                                                           ) ss.
COUNTY OF _______________     )
On                                                                                               , before me,                                          , a Notary Public personally appeared                                                                                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(SEAL)

EXHIBIT “G”

EXHIBIT “H”
Form Of Tenant Notice
____________________, 20__

TO:

Re:	Notice of Lease Assignment and Transfer of Security Deposit
     This letter is to notify you that the property commonly known as _________________ (“Property”) has this date been sold and the ownership transferred.
     In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit in the amount of $__________, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to “_____________” and mailed to _________________________. In addition, all questions or other matters regarding your lease should be directed to the ___________________ at (_____) ___________________.
     Thank you for your cooperation.

Very truly yours, OLATHE HOUSING ASSOCIATES LIMITED PARTNERSHIP, a Kansas limited partnership
By:	MRV, Inc.,
its General Partner

By:
Name:
Its: